Exhibit 4.1

WARRANT AGREEMENT

Dated as of December 19, 2022

between

TRIUMPH GROUP, INC.

and

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A.

as Warrant Agent

____________________

Warrants for
Shares of Common Stock of
Triumph Group, Inc.

____________________

TABLE OF CONTENTS

i

ii

Section 8.07	Counterparts	38
Section 8.08	Severability	38
Section 8.09	Withholding Rights	39
Section 8.10	Calculations; Calculation Agent	39
Section 8.11	Limited Responsibility of Calculation Agent and Independent Advisor	39
Section 8.12	Entire Agreement	39

EXHIBIT A Form of Warrant

EXHIBIT B Protocol for Exercise of Warrants with Payment in Designated Notes

EXHIBIT C Protocol for Exercise of Over-Subscription Privilege

iii

WARRANT AGREEMENT, dated as of December 19, 2022 (this “Agreement”), between Triumph Group, Inc., a Delaware corporation (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively as Warrant Agent (the “Warrant Agent”) (each a “Party” and collectively, the “Parties”).

The Board of Directors has declared a distribution (the “Warrant Distribution”) to the holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of 5:00 p.m., New York City time, on December 12, 2022 (such date and time, the “Distribution Record Date”), in the form of warrants to purchase shares of Common Stock. The Company desires to issue the warrants on the terms and conditions described herein (the “Warrants”) in satisfaction of the Warrant Distribution. Pursuant to the Warrant Distribution, each holder of record will receive three Warrants for every ten shares of Common Stock (equaling 0.3 of a Warrant per share of Common Stock) as of the Distribution Record Date. If any fractional Warrant would otherwise be required to be issued or distributed, the number of Warrants to be issued to the relevant Holder will be rounded down to the nearest whole number. The Warrants will be issued on or about December 19, 2022 (the date of the actual distribution, the “Issue Date”).

The Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants as provided herein, and the Warrant Agent is willing to so act.

Each Party hereto agrees for the benefit of the other Party and for the equal and ratable benefit of the registered holders of the Warrants (the “Holders”):

Article I
Definitions

Section 1.01 Definitions.

“Affiliate” of any Person means any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes hereof, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Average Market Price” means, in respect of any exercise of Warrants, the arithmetic average of the daily VWAPs of the Common Stock on each Trading Day comprised in the period of the five consecutive Trading Days ending on (and including) the Trading Day falling two Trading Days before the relevant Exercise Date.

“Basic Warrant Exercise Right” means the right to exercise each Warrant, not including any Over-Exercise Option or Over-Subscription Privilege.

“Beneficial Ownership” means ownership of shares of Common Stock by a Person, determined in accordance with Section 382 and the definition of “beneficial ownership” under the Company Plan, which, for the avoidance of doubt, shall include any shares of Common Stock such Person is treated as owning by reason of the application of the constructive ownership rules under

Section 382; provided, that such ownership shall not include any shares of Common Stock underlying any unexercised Warrants. “Beneficially Owns” and “Beneficially Owned” shall have a correlated meaning.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Combination” means a merger, consolidation, amalgamation, statutory share exchange or similar transaction that requires the approval of the Company’s shareholders.

“Business Day” means each Trading Day that is not (i) a Saturday, (ii) a Sunday, or (iii) a day on which banking institutions are allowed by law, regulation or executive order to be closed in the State of New York.

“Calculation Agent” means ConvEx Capital Markets LLC, or such successor Person as may be appointed by the Company to serve as calculation agent for the Warrants.

“Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“close of business” means 5:00 p.m., New York City time.

“Company Plan” means the Tax Benefit Preservation Plan, dated March 11, 2022, between the Company and Computershare Trust Company, N.A., as rights agent.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as the Warrant Custodian.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Designated Notes” means, collectively, any of the issued and outstanding notes of the Company as designated or undesignated by the Company from time to time; provided that any designation by the Company of a particular series of notes as “Designated Notes” shall retain such designation for a minimum of 20 consecutive Business Days from (and including) the date of publication of notice of the same by press release. The Company also has the right, but not obligation, to remove one or more series of its notes from being “Designated Notes,” but such redesignation shall only be effective 20 consecutive Business Days from (and including) the date of publication of notice of the same by press release. The Company initially designates the following notes as “Designated Notes”: 8.875% Senior Secured First Lien Notes due June 1, 2024, 6.250% Senior Secured Notes due September 15, 2024 and 7.750% Senior Notes due August 15, 2025.

“Ex-Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Implied Per Share Exercise Price” means initially $12.35, subject to adjustment from time to time in accordance with Article IV.

“Independent Advisor” means a nationally recognized independent investment banking firm or financial advisor with appropriate expertise (which may include the Calculation Agent) retained by the Company.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Stock on the New York Stock Exchange on such day. If the Common Stock is not listed on the New York Stock Exchange on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock are so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock are so listed or quoted, or, if the Common Stock are not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the Market Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors acting in good faith.

“Officer” means, with respect to the Company, the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Chief Administrative Officer, Senior Vice President, General Counsel and Secretary or any senior vice president of the Company and with respect to Warrant Agent, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, or the Secretary or an Assistant Secretary of such Person.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“record date” means, for the purposes of Sections 4.01 and 4.02, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“SEC” means the U.S. Securities and Exchange Commission.

“Section 382” means Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute or provision, the Treasury Regulations promulgated thereunder, and any rulings issued by the Internal Revenue Service in connection therewith.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Trading Day” means a day on which the Common Stock (i) at the close of regular way trading (not including extended or after hours trading) is not suspended from trading on the New York Stock Exchange or, if the Common Stock are not listed on the New York Stock Exchange, any national or regional securities exchange or association or over-the-counter market that is the primary market for the trading the Common Stock at the close of business, and (ii) has traded at least once regular way on the New York Stock Exchange or such other national securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock, as applicable.

“VWAP” of the Common Stock or other security on any date of determination means, (i) in the case of the Common Stock, for any day on which trading in the Common Stock generally occurs on the NYSE (or other primary market for the trading of the Common Stock on such day), the per-share volume-weighted average price based on all trades in the consolidated tape system as displayed on Bloomberg page “TGI US Equity HP” (setting: “Weighted Average Line”) (or its equivalent successor if such page or setting is not available) in respect of such day and (ii) in the case of any other security, for any day on which trading in such security generally occurs on the primary market for the trading of such security on such day, the per-share volume-weighted average price as displayed on Bloomberg page “HP” for such security in respect of such day. If such information is not so available for the Common Stock or such other security, the VWAP on such date shall be the Market Price for the for the Common Stock or such other security on such day.

“Warrant Certificate” means any Global Warrant or Definitive Warrant issued by the Company under this Agreement.

“Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depositary) or any successor Person thereto.

“Warrant Shares” means the shares of Common Stock issuable on exercise of the Warrants.

“Warrant Shares Per Warrant” means initially one (1) share of Common Stock, subject to adjustment from time to time in accordance with Article IV.

Section 1.02 Other Definitions.

Term	Defined in Section
Affiliate	1.01
Agent Members	2.01(c)(ii)
Agreement	Preamble
Average Market Price	1.01
Basic Warrant Exercise Right	1.01
Beneficial Ownership	1.01
Beneficially Owned	1.01
Beneficially Owns	1.01
Board of Directors	1.01
Business Combination	1.01
Business Day	1.01
Calculation Agent	1.01
Capital Stock	1.01
close of business	1.01
Common Stock	Recitals
Common Stock Shelf Registration Statement	5.01
Company	Preamble
Company Plan	1.01
Computershare	Preamble
Definitive Warrant	1.01
Depositary	1.01
Designated Notes	1.01
Distribution Record Date	Recitals
Elected Over-Subscription Shares	3.01(c)
Elected Over-Subscription Shares Amount	3.01(c)
Exchange Act	1.01
Ex-Date	1.01
Exercise Date	3.04(a)
Exercise Notice	3.04(a)(ii)
Exercise Price	3.01(a)
Expiration Date	3.02(b)
Fair Market Value	1.01
Global Warrant	2.01(a)
Holders	Recitals
Implied Per Share Exercise Price	1.01

Independent Advisor	1.01
Issue Date	Recitals
Market Price	1.01
Officer	1.01
Over-Exercise Option	3.01(b)
Over-Exercise Price	3.01(b)
Over-Exercise Termination Date	3.01(b)
Over-Subscription Deadline	3.01(c)
Over-Subscription Period	3.01(c)
Over-Subscription Privilege	3.01(c)
Ownership Limitation	3.08(a)
Parties	Preamble
Party	Preamble
PDF	2.02
Person	1.01
Price Condition	3.02(c)
Price Condition Date	3.02(c)
Price Condition Notice	3.02(d)
Prospectus	5.05
record date	1.01
Redemption Date	6.02
Redemption Notice	6.02
Redemption Price	6.01
SEC	1.01
Section 382	1.01
Securities Act	1.01
Spin-Off	4.01(b)(ii)
Stock Transfer Agent	3.05(a)
TGI US Equity HP	1.01
Trading Day	1.01
Under-Subscribed Shares	3.01(c)
Unit of Reference Property	4.03
Valuation Period	4.01(b)(ii)
VWAP	1.01
Warrant Agent	Preamble
Warrant Certificate	1.01
Warrant Custodian	1.01
Warrant Distribution	Recitals
Warrant Register	2.03
Warrant Shares	1.01
Warrant Shares Per Warrant	1.01

Warrants	Recitals
Weighted Average Line	1.01

Section 1.03 Rules of Construction. Unless the text or context otherwise requires:

(i) a defined term has the meaning assigned to it herein;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(iii) “including” means including, without limitation;

(iv) words in the singular include the plural and words in the plural include the singular;

(v) references to any statute, rule, standard, regulation or other law include a reference to (x) the corresponding rules and regulations and (y) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and

(vi) headings to Articles and Sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Article II

Form of Warrant; Beneficial Interests

Section 2.01 Issuance and Registration.

(a) Warrants. The Warrants shall initially be issued to the Warrant Agent on behalf of the registered holders of shares of Common Stock as of the Distribution Record Date, as reflected in the Company’s direct registration system for the Common Stock. The Warrant Agent shall allocate the Warrants to, and register the Warrants in the names of, such registered holders in accordance with the Company’s direct registration system or the Warrant Agent’s other book-entry procedures pursuant to an allocation schedule approved by the Company. Any Warrants registered through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall be issued in uncertificated form and shall not be represented by Warrant Certificates. Notwithstanding the foregoing, some or all of the Warrants may, at initial issuance or any time thereafter, be represented by one or more permanent Global Warrants, in definitive, fully registered form with the global securities legend set forth in Exhibit A hereto (each, a “Global Warrant”). Any such Global Warrant shall be deposited on behalf of the relevant Holders with the Warrant Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), registered in the name of the Depositary or a nominee of the Depositary, and duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

(b) Definitive Warrants. Holders of Warrants or holders of beneficial interests in any Global Warrant will not be entitled to physical delivery of Definitive Warrants (except as provided in Section 2.05).

(c) Procedures for Global Warrants. This Section 2.01(c) shall apply only to any Global Warrant deposited with or on behalf of the Depositary.

(i) If any Warrants are to be represented by a Global Warrant, the Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver initially one or more Global Warrants that (a) shall be registered in the name of the Depositary for such Global Warrant or Global Warrants or of the nominee of the Depositary and (b) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Warrant Agent as custodian for the Depositary.

(ii) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

(d) No Fractional Warrants. The Company shall not issue fractional Warrants or distribute Warrant Certificates which evidence fractional Warrants. If any fractional Warrant would otherwise be required to be issued or distributed pursuant to the Warrant Distribution or otherwise, the Company or Warrant Agent, as applicable, shall round down the total number of Warrants to be issued to the relevant Holder to the nearest whole number.

Section 2.02 Warrant Certificates. If any Warrant Certificates are issued hereunder, then at least one Officer shall sign such Warrant Certificates for the Company by manual, facsimile or portable document format (“PDF”) signature or by means of other electronic transmission.

(a) If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid, nevertheless.

(b) At any time and from time to time after the execution of this Agreement, the Warrant Agent shall, upon receipt of a written order of the Company signed by an Officer of the Company, countersign, either by manual, facsimile, PDF signature or by means of other electronic transmission, and issue a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned, whether such Warrant Certificate is to be a Global Warrant or a Definitive Warrant, and the number of Warrants then authorized. Each Warrant shall be dated the date of its countersignature.

(c) The Warrants (whether or not evidenced by a Warrant Certificate) shall not be valid until registered on the Warrant Register.

Section 2.03 Warrant Register. The Warrants shall be issued in registered form only. The Warrant Agent shall keep a register (the “Warrant Register”) of the Warrants (and Warrant Certificates, if applicable) and of their transfer and exchange. The Warrant Register shall show the names and addresses of the respective Holders and the date and number of Warrants owned by such Holders (as evidenced on the face of each of the Warrant Certificates, if applicable). The Holder of any Global Warrant will be the Depositary or a nominee in whose name the Global Warrant is registered.

The Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered in the Warrant Register as the absolute owner of such Warrants for all purposes and regardless of any notice to the contrary.

Section 2.04 Transfer and Exchange.

(a) Transfer and Exchange of Warrants.

(i) The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures and, in the case of any Global Warrants, the Depositary, in each case in accordance with this Agreement and the procedures of the Warrant Agent and, as applicable, the Depositary therefor. The Company may instruct the Warrant Agent from time to time that Warrants held by a member of the Board of Directors, an Officer of the Company or an Affiliate of the Company are subject to restrictions on transfers or exchanges related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the transfer or exchange of such Warrants without the consent of the Company.

(ii) Except as set forth in Section 2.04(a)(iii), a Global Warrant may only be transferred as a whole, and not in part, and only by (x) the Depositary to a nominee of the Depositary, (y) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) the Depositary or any such nominee to a successor Depositary or its nominee.

(iii) In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and such other procedures as may from time to time be adopted by the Company.

(iv) The Warrant Agent shall register the transfer, from time to time, of any Definitive Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, together with any evidence of authority that may be required by the Warrant

Agent, including but not limited to the properly endorsed Warrant with signatures properly guaranteed from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and accompanied by the appropriate instructions for transfer. Upon any such transfer, one or more new Definitive Warrants representing an equal aggregate number of Definitive Warrants shall be issued and the transferred certificate shall be canceled.

(b) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.

(c) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, any Global Warrants and Definitive Warrants, if applicable, as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii) No service charge shall be made for any registration of transfer or exchange. Any transfer tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder.

(iii) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered as the absolute owner of such Warrants, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(d) No Obligation of the Warrant Agent. The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice, or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 2.05 Definitive Warrants.

(a) Subject to Section 2.05(e), beneficial interests in a Global Warrant deposited with the Depositary or with the Warrant Agent as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement. In such event, the transfer, exchange or exercise of the Warrants shall be conducted in accordance with the customary procedures of the Warrant Agent.

(b) Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.05 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be canceled by the Warrant Agent. Any such Definitive Warrants shall bear such restrictive legends as the Company may instruct.

(c) Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Warrants.

(d) In the event of the occurrence of either of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.

(e) The Depositary shall notify the Warrant Agent of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Warrant Agent will be liable or responsible for any names or any amounts provided by the Depositary.

(f) Notwithstanding the foregoing, in lieu of issuing a Definitive Warrant to any Person, the Warrant Agent may, upon the Company’s instruction, register Warrants in the name of such Person through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.

Section 2.06 Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, a replacement Warrant Certificate representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent are met and absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. Such Holder shall furnish an open penalty surety bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.07 Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced as outstanding in the Warrant Register (which, in the case of Warrants represented by Warrant Certificates, shall include all Warrant Certificates authenticated by the Warrant Agent excluding those canceled by it and those delivered to it for cancellation). A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a protected purchaser (as defined for purposes of the Delaware Uniform Commercial Code).

Section 2.08 Cancellation. In the event the Company shall purchase or otherwise acquire Definitive Warrants, the Company may, at its option, deliver the same to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has canceled.

Section 2.09 CUSIP Numbers. The Company has assigned “CUSIP” numbers in connection with the issuance of the Warrants and the Warrant Agent may use such “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

Article III

Exercise Terms

Section 3.01 Exercise; Over-Exercise Option; Over-Subscription Option.

(a) Each Warrant shall entitle the Holder thereof to purchase, for each Warrant evidenced thereby, a number of shares of Common Stock equal to the Warrant Shares Per Warrant in effect in effect immediately prior to the close of business on the relevant Exercise Date, subject to Section 3.06, at an exercise price payable (i) for exercises prior to 5:00 p.m. New York City Time on the Over-Exercise Termination Date, either, at the Holder’s election, (A) in cash in an amount equal to $12.35 per Warrant (the “Exercise Price”) , or (B) by delivering Designated Notes in the manner specified, and subject as provided, in Section 3.04(b)(iii), or (ii) for exercises from and after 5:00 p.m. New York City Time on the Over-Exercise Termination Date, in cash in an amount equal to the Exercise Price. Holders may exercise all or a portion of their Warrants or choose not to exercise any Warrants at all, or may otherwise sell or transfer their Warrants, in each case, in their sole and absolute discretion.

(b) In the event that a Warrant is exercised prior to 5:00 p.m., New York City time on the earlier of (x) a Price Condition Date, or (y) the date that the Company issues a Redemption Notice (either such date, an “Over-Exercise Termination Date”), the Holder thereof may, but is not obligated to, elect in the relevant Exercise Notice, in respect of such Warrant, subject to the terms set forth in this Section 3.01(b), to pay an additional amount equal to $1.8525 (being 0.15 multiplied by the Exercise Price) (the “Over-Exercise Price”) in exchange for an additional number of shares of Common Stock equal to the product of (i) 0.15 and (ii) the Warrant Shares Per Warrant applicable to the relevant exercise (the “Over-Exercise Option”), subject to Section 3.06. In the event that an Exercise Date is after the Over-Exercise Termination Date, any election to exercise the Over-Exercise Option shall be null and void. All Holders of Warrants shall be entitled to participate in the Over-Exercise Option and Holders are required to pay the Over-Exercise Price in the same manner and at the same time as they pay the Exercise Price. The Over-Exercise Option may be elected by any Holder in whole, but not in part of the number of Warrants being exercised pursuant to the Basic Warrant Exercise Right and the relevant Exercise Notice. Warrants exercised prior to 5:00 p.m. New York City time on the Over-Exercise Termination Date will not be eligible to participate in the Over-Subscription Privilege.

(c) Any Holder that exercises any Warrant(s) from and after 5:00 p.m. New York city time on the Over-Exercise Termination Date until, as applicable: (x) 5:00 p.m. New York City time on the Business Day immediately preceding the Redemption Date and (y) 5:00 p.m. New York City time on the Expiration Date (the “Over-Subscription Period”) and the last day of such period, the “Over-Subscription Deadline”) may, but is not obligated to, elect in the relevant Exercise Notice, subject to the terms set forth in this Section 3.01(c), to subscribe for any or all of the shares of Common Stock issuable pursuant to any outstanding but unexercised Warrants as of the Over-Subscription Deadline (the “Over-Subscription Privilege”). The number of shares of Common Stock that will be available in the aggregate to all Holders that exercise their Warrants pursuant to the Over-Subscription Privilege with respect to the Warrants will be the number of shares of Common Stock which are not subscribed for as of the Over-Subscription Deadline pursuant to the Basic Warrant Exercise Rights in respect of all outstanding but unexercised

Warrants as of the Over-Subscription Deadline (for the avoidance of doubt, not including the Over-Exercise Option) (such number of shares, determined by reference to the Warrant Shares Per Warrant in effect immediately prior to the close of business on the Over-Subscription Deadline, the “Under-Subscribed Shares”).

If the total number of Elected Over-Subscription Shares exceeds the Under-Subscribed Shares, each Holder who exercises the Over-Subscription Privilege in connection with the exercise of Warrants during the Over-Subscription Period will be allocated, with respect to each Exercise Notice, a pro rata percentage of the Under-Subscribed Shares equal to the percentage (the “Pro Rata Share”) that results from dividing (i) the number of Warrants exercised by such Holder pursuant to the relevant Exercise Notice during the Over-Subscription Period by (ii) the number of Warrants exercised during the Over-Subscription Period by all Holders who elect to participate in the Over-Subscription Privilege, and the number of shares of Common Stock so allocated to such Holder in respect of such Exercise Notice will be the product (rounded down to the nearest whole multiple of a share) of (x) the Pro Rata Share and (y) the Under-Subscribed Shares. If the number of shares of Common Stock so allocated to the relevant Holder is greater than the Elected Over-Subscription Shares in respect of the relevant Exercise Notice, then such Holder will be allocated only such Elected Over-Subscription Shares. Any of the Under-Subscribed Shares that remain available as a result of the allocation described above being greater than a Holder’s over-subscription request will be allocated among all remaining Holders (if any) who exercised the Over-Subscription Privilege and whose initial allocations were less than the number of shares of Common Stock they requested. This second allocation will be made pursuant to the same formula described above (recalculating for this purpose the Pro Rata Share by reference to all remaining Holders as aforesaid) and repeated, if necessary, until all available Under-Subscribed Shares have been allocated or all over-subscription requests have been satisfied in full.

The Over-Subscription Privilege may be exercised during the Over-Subscription Period in respect of any exercise of the Basic Warrant Exercise Right in the relevant Exercise Notice. Any such exercise of the Over-Subscription Privilege must be made in respect of such whole number of shares of Common Stock as is specified for this purpose by such Holder in the relevant Exercise Notice (such number of shares, the “Elected Over-Subscription Shares”). The payment for the Over-Subscription Privilege will be an amount in cash (the “Elected Over-Subscription Shares Amount”) equal to the product (rounded to the nearest cent, with half a cent being rounded upwards) of (i) the Elected Over-Subscription Shares and (ii) the Implied Per Share Exercise Price , and such payment will be made at the time of such exercise of the Basic Warrant Exercise Right (together with the payment required to be made in respect of such exercise of the Basic Warrant Exercise Right). Any excess payments received, including payments for any Elected Over-Subscription Shares that a Holder requested to purchase pursuant to the Over-Subscription Privilege but which were not allocated to such Holder, will be returned, without interest, promptly following the settlement date for exercises of Warrants during the Over-Subscription Period.

Exercises of Warrants during the Over-Subscription Period and Over-Subscription requests that are fulfilled will be settled as soon as practicable following the Over-Subscription Deadline. Warrants exercised before 5:00 p.m. New York City time on the Over-Exercise Termination Date will not be eligible to participate in the Over-Subscription Privilege.

Calculations of the Under-Subscribed Shares and allocation of the Over-Subscription Privilege shall be made by the Calculation Agent and in accordance with Section 8.10; provided that such calculations are subject to adjustment by the Company (or, as the case may be, an Independent Advisor) as provided below to take into account the Company Plan as provided below).

As soon as practicable following the Over-Subscription Deadline, the Warrant Agent shall provide notice to each Holder of its allocation, if any of Under-Subscribed Shares pursuant to the Over-Subscription Privilege based upon an instruction letter received from the Company setting forth such information.

Notwithstanding anything to the contrary contained herein, the Company will use commercially reasonable efforts to take into account the Company Plan and may (or may required an Independent Advisor to) adjust the calculations performed by the Calculation Agent pursuant to this Section 3.01(c) accordingly.

(d) The number of shares of Common Stock issuable in respect of any exercise of Warrants (including pursuant to any exercise of the Over-Exercise Option or Over-Subscription Privilege) shall be determined by the Calculation Agent in accordance with this Warrant Agreement; provided, however, that in the event the Company disagrees in good faith with any such calculation, the Company’s calculation shall be determinative.

Section 3.02 Exercise Period.

(a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on or after the Issue Date until the earlier of (x) 5:00 p.m. New York City time on the Expiration Date and (y) 5:00 p.m. New York City time on the Business Day prior to the Redemption Date. Notwithstanding the foregoing, the Holders will be able to exercise the Warrants only if (i) the Common Stock Shelf Registration Statement relating to the Warrant Shares is effective and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside except as otherwise provided in Section 5.01. The Company may instruct the Warrant Agent from time to time that Warrants held by a member of the Board of Directors, an Officer of the Company or an Affiliate of the Company are subject to further restrictions on exercise related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the exercise of such Warrants without the consent of the Company.

(b) Subject to the other provisions of this Section 3.02, unless an earlier Redemption Date has been set in accordance with Article VI or the Expiration Date has been adjusted pursuant to Section 3.02(c), the Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on December 19, 2023 (as may be adjusted under this Section 3.02, the “Expiration Date”).

(c) Unless the Company has previously issued a Redemption Notice with respect to the Warrants in accordance with Article VI, then following the last day of the first 30 consecutive Trading Day period to occur in which the daily VWAPs of the shares of Common Stock has been at least equal to the then applicable Implied Per Share Exercise Price on each of 20

Trading Days (whether or not consecutive) (the “Price Condition”, and the last Trading Day of such first 30 consecutive Trading Day period to occur as aforesaid, the “Price Condition Date”), the Expiration Date will automatically accelerate to the date that is the fifth (5th) Business Day following the Price Condition Date; provided that the Company may, at its sole option, elect to a later Expiration Date by giving notice thereof in the press release to be issued pursuant to Section 3.02(d).

(d) The Company shall issue a press release (the “Price Condition Notice”) on the Business Day following the Price Condition Date, unless a Redemption Notice has previously been issued, in which case no Price Condition Notice shall be required. Such Price Condition Notice shall state that the Price Condition has been met and state the Expiration Date.

Section 3.03 Expiration. A Warrant shall terminate and become void as of the earliest of (i) 5:00 p.m. New York City time on the Expiration Date, (ii) upon payment of the Redemption Price on the Redemption Date and (iii) the date such Warrant is exercised.

Section 3.04 Manner of Exercise.

(a) Subject to Sections 3.02(b) and 3.03, prior to the earlier of (x) 5:00 p.m. New York City time on the Expiration Date and (y) 5:00 p.m. New York City time on the Business Day prior to the Redemption Date, Warrants may be exercised by a Holder in full or in part, on any Business Day (the “Exercise Date”), by

(i) (x) delivery to the Warrant Agent at its office of the related Warrant Certificate, in the case of Warrants issued in certificated form, or (y) delivery of the Warrant through the systems of the Depositary, in the case of Warrants issued in global form;

(ii) delivery to the Warrant Agent of an election to purchase Warrant Shares in the applicable form included in Exhibit A (an “Exercise Notice”), duly completed and signed by the Holder, which election form shall indicate whether such Holder is exercising the Over-Exercise Option (if before 5:00 p.m. New York City time on the Over-Exercise Termination Date) or the Over-Subscription Privilege (if after 5:00 p.m. New York City time on the Over-Exercise Termination Date);

(iii) for exercises prior to 5:00 p.m. New York City Time on the Over-Exercise Termination Date, either, at the Holder’s election, (x)(A) payment by check payable to the order of the Company or by wire transfer of immediately available funds to an account of the Company (as designated by the Company by notice in writing to the Holders pursuant to Section 8.04) in an amount equal to the Exercise Price multiplied by the number of Warrants so exercised (rounded to the nearest cent. with half a cent being rounded upwards) or (B) surrendering notes of an applicable series of Designated Notes (with a principal amount of $1,000 or any whole multiple thereof) with a stated aggregate principal amount (regardless of the then current market value of such Designated Notes), excluding any accrued and unpaid interest, if any, as of the applicable date of surrender, in an amount at least equal to the Exercise Price multiplied by the number of Warrants so exercised (provided that notwithstanding anything to the contrary in this Warrant

Agreement or the Warrants, for this purpose of this clause (iii)(x)(B), each principal amount of $1,000 of Designated Notes shall be deemed to be equal to the aggregate Exercise Price in respect of 81 Warrants) (rounded to the nearest cent, with half a cent being rounded upwards), and (y) if the Over-Exercise Option is validly exercised, the Over-Exercise Price multiplied by the number of Warrants being so exercised (the amount pursuant to this clause (iii)(y) being payable, at the Holder’s election, by payment by check or wire transfer as aforesaid or by surrendering additional Designated Notes), in each case subject, in the case of Designated Notes held through the Depositary, to the Depositary’s applicable procedures and the relevant Holder effecting, or arranging for, the transfer of such Designated Notes through the Depositary’s deposit and withdrawal at custodian (DWAC) system;

(iv) for exercises from and after 5:00 p.m. New York City Time on the Over-Exercise Termination Date, payment by check payable to the order of the Company or by wire transfer of immediately available funds to an account of the Company (as designated by the Company by notice in writing to the Holders pursuant to Section 8.04) in an amount equal to the sum of (x) the Exercise Price multiplied by the number of Warrants so exercised (rounded to the nearest cent. with half a cent being rounded upwards); and (y) if the Holder is exercising the Over-Subscription Privilege, the Elected Over-Subscription Shares Amount. Any excess payments received, including payments for additional shares of Common Stock a Holder requested to purchase pursuant to the Over-Subscription Privilege but which were not allocated to such Holder, will be returned, without interest, promptly following the settlement date for exercises of Warrants during the Over-Subscription Period, provided that if any of (i), (ii), (iii) or (iv) above has occurred on or after the close of business on any day, it shall instead be deemed to have occurred on the immediately following Business Day; and provided further that the Exercise Date shall be the first Business Day on which all of (i), (ii), (iii) and (iv) above have occurred, as determined by the Company in consultation with the Warrant Agent.

(b) In the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in Section 3.04(a)(i), (ii), (iii) and (iv) above through the relevant Agent Member in accordance with the procedures of the Depositary, except in the case of transactions described in clause (iii)(B), in which case such requirements shall be satisfied in accordance with the protocol set forth on Exhibit B of the Warrant Certificate, or in accordance with such other procedures as shall be agreed by the Company and the Warrant Agent. All principal of the Designated Notes surrendered pursuant to Section 3.04(a)(iii)(B) in excess of the Exercise Price multiplied by the number of Warrants so exercised shall be forfeited to the Company by the Holder surrendering such Designated Notes and shall not be refunded to such Holder.

(c) If a Designated Note is surrendered after a record date and on or before the immediately succeeding interest payment date with respect to such Designated Note, interest will be paid with respect to the principal balance of the Designated Note as of the record date in accordance with the applicable indenture. No additional accrued and unpaid interest will be paid on any Designated Notes surrendered pursuant to Section 3.04(a)(iii)(B).

(d) If the Warrants are received or deemed to be received after the earlier of (x) 5:00 p.m. New York City time on the Expiration Date and (y) 5:00 p.m. New York City time on the Business Day prior to the Redemption Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.

(e) In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of this Agreement, such Global Warrant shall be surrendered by the Holder to the Warrant Agent, which shall cause an adjustment to be made to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Holder or its nominee or custodian.

(f) In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of this Agreement, the Holder shall be entitled, at the request of the Holder, to receive from the Company within a reasonable time, and in any event not exceeding ten (10) Business Days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofore represented by such Definitive Warrant less the number of Warrants then exercised.

(g) If a Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Holder or the Depositary, as applicable.

(h) Notwithstanding the foregoing, or anything in Section 8.03 to the contrary, (i) in the event the Depositary will be able to accommodate the Over-Subscription Privilege, the Company shall have the right, in its sole discretion, to elect to cause the exercise of the Over-Subscription Privilege under this Agreement to be conducted through the Depositary and in accordance with the procedures of the Depositary after written notice to the Warrant Agent or (ii) the Company and the Warrant Agent may mutually agree to alter, waive, revise, adjust, change or modify any requirements, time periods or other mechanics of the process of exercising the Warrants. In the case of any such change pursuant to clause (i) or clause (ii) above, the Company shall issue a press release describing such process change to the extent such process change will affect the way any Holder must act to exercise their Warrant.

(i) If a Common Stock Shelf Registration Statement is not effective at the Exercise Date or a prospectus relating to the issuance of Warrant Shares is not current, the Holders will be able to exercise their Warrants only on a net share settled basis pursuant to the exemption from the registration requirements of the Securities Act under Section 3(a)(9) and as described in Section 3.05(c).

(j) Any principal amount of Designated Notes surrendered to exercise warrants which is in excess of the exercise price (including any Over-Exercises) and less than $1,000 shall be forfeited to the Company. If the excess is equal to or greater than $1,000, the Company will return any notes in multiples of $1,000 principal amount.

(k) The exercise of any Over-Subscription Privilege shall made in accordance with the protocol set forth on Exhibit C of the Warrant Certificate, or in accordance with such other procedures as shall be agreed by the Company and the Warrant Agent. If such procedures are not followed, the exercise of such Over-Subscription Privilege may not be valid.

Section 3.05 Issuance of Warrant Shares.

(a) Subject to Section 3.02(a), upon any exercise of Warrants in compliance with this Agreement, the Company shall issue and cause the transfer agent for the Common Stock (the “Stock Transfer Agent,” which may be the Warrant Agent) to cause to be registered in the Company’s register of shareholders via the direct registration system a number of full Warrant Shares so purchased upon the exercise of such Warrants (determined in accordance with Section 3.06) or Units of Reference Property to which it is entitled, registered or otherwise, to the Holder or Holders entitled to receive the same or upon the written order of the Holder(s) in such name or names as the Holder(s) may designate (including any depositary institution so designated by a Holder). In no event shall the Company have the right or be required to settle the exercise of Warrants through delivery of cash in lieu of Common Stock.

(b) In the case of Warrants with an Exercise Date prior to 5:00 p.m. New York City Time on the Over-Exercise Termination Date, such Warrant Shares shall be delivered as soon as commercially practicable following the Exercise Date. In the case of Warrants with an Exercise Date after 5:00 p.m. New York City Time on the Over-Exercise Termination Date, such Warrant Shares shall be delivered as soon as commercially practicable following the Exercise Date; provided that Warrant Shares delivered pursuant to any Over-Subscription Privilege exercised will be delivered as promptly as practicable following the Over-Subscription Deadline.

(c) If a Holder is only able to exercise its Warrants on a net share settled basis due to the conditions described in Section 3.04(i), it shall do so by surrendering its Warrants in exchange for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of (i) the applicable number of Warrants so exercised pursuant to the relevant Exercise Notice, (ii) the applicable Warrant Shares Per Warrant and (iii) the excess of the Average Market Price over the Implied Per Share Exercise Price on the applicable Exercise Date by (y) the Average Market Price, subject to Section 3.06; provided that if the Average Market Price is less than or equal to the Implied Per Share Exercise Price on the applicable Exercise Date, no shares of Common Stock shall be issued in respect of such exercise of Warrants (and no cash or other adjustment shall be payable or made to such Holder in respect of such exercise). In the event if an exercise pursuant to this Section 3.05(c), the Over-Exercise Option and the Over-Subscription Privilege shall not be available and shall be deemed null and void. In the event the Company determines that applicable securities laws (including insider trading laws) limit the ability of a Holder to exercise a Warrant or sell Warrant Shares as of or immediately prior to the Over-Subscription Deadline, the Company may in its discretion (but is not obligated to) permit such Holder to exercise its Warrants on a net share settled basis in accordance with this Section 3.05(c).

(d) The Company shall provide the cost basis information to the Warrant Agent, as applicable:

(i) In the event of an exercise with cash or with Designated Notes, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares as follows:

(1) in the event of an exercise with cash, the Warrant Agent shall record cost basis for newly issued shares as the sum of (x) the Implied Per Share Exercise Price plus (y) the Holder’s cost basis in the exercised Warrant, if any, which the Warrant Agent shall request of the Holder, if necessary, and

(2) in the event of an exercise with Designated Notes, the Warrant Agent shall record cost basis of newly issued shares as the sum of (x) the fair market value of the Designated Notes tendered in exercise as of the date of exercise (as reasonably determined by the Company) plus (y) the Holder’s cost basis in the exercised Warrant, if any, which the Warrant Agent shall request of the Holder, if necessary.

(ii) In the event of an exercise on a net share settled basis as described in Section 3.05(c), the Company shall provide instructions for computing cost basis for shares issued pursuant to such exercise at the time the Company confirms the number of shares of Common Stock issuable in connection with such exercise.

(e) the Calculation Agent’s determination of the number of shares of Common Stock to be issued on any exercise of Warrants and the validity of such exercise, pursuant to this Agreement, shall govern and the Warrant Agent shall have no duty or obligation to investigate or confirm whether such Calculation Agent determinations are accurate or correct.

(f) The Person in whose name any shares of Common Stock shall be issuable upon exercise of the Basic Warrant Exercise Right and (if applicable) the Over-Exercise Option (but excluding any shares of Common Stock issuable pursuant to the Over-Subscription Privilege) shall be treated as a stockholder of record of such shares as of the close of business on the relevant Exercise Date, assuming the satisfaction of all conditions, including the payment of the Exercise Price. The Person in whose name any shares of Common Stock shall be issuable pursuant to the Over-Subscription Privilege shall be treated as a stockholder of record of such shares as of the close of business on the Over-Subscription Deadline. Upon the exercise of any Warrants, such Person shall no longer be a Holder of such Warrants as of the close of business on the relevant Exercise Date.

Section 3.06 Fractional Warrant Shares. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants or pay cash in lieu thereof (including pursuant to any exercise of the Over-Exercise Option or the Over-Subscription Privilege). The number of full shares of Common Stock that shall be issuable upon an exercise of Warrants by a Holder at any time shall be computed on the basis of the aggregate number of shares of Common Stock which may be purchased pursuant to the Warrants being exercised by that Holder pursuant to any one Exercise Notice. If any fraction of a share of Common Stock would be issuable upon the exercise of Warrants (including pursuant to any exercise of the Over-Exercise

Option or the Over-Subscription Privilege), the Company shall round down the total number of shares of Common Stock to be issued to the relevant Holder to the nearest whole number. The calculation of fractional shares shall be calculated as of the Exercise Date for the exercise of the Basic Warrant Exercise Right and any valid exercise of the Over-Exercise Option, and shall be calculated separately as of the Over-Subscription Deadline for shares of Common Stock allocated pursuant to the Over-Subscription Privilege. The Company’s calculation of such shares shall be determinative.

Section 3.07 Reservation of Warrant Shares.

(a) The Company shall at all times keep reserved out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants, including the maximum number of shares of Common Stock that may be issued pursuant to the Over-Exercise Option. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent and will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

(b) The Company covenants that all Warrant Shares that may be issued upon proper exercise of Warrants (including payment of the Exercise Price) shall, upon issue, be fully paid, nonassessable, free of preemptive rights.

(c) The Company shall provide an opinion of counsel which shall state that (i) all Warrant Shares are or will be, upon issuance, registered under the Securities Act, as amended, or are exempt from such registration, and (ii) the Warrants and Warrant Shares, as applicable, are validly issued, fully paid and nonassessable.

Section 3.08 Ownership Limitation.

(a) Notwithstanding any other provision in this Agreement, without the prior written consent of the Company (which consent may be withheld in the Company’s sole discretion), a Holder will not be permitted to exercise Warrants for any shares of Common Stock, and the Company shall not be obligated to effect such exercise if, following such exercise, the Holder would have Beneficial Ownership of shares of Common Stock of 4.9% or more (the “Ownership Limitation”); provided that if any Holder Beneficially Owns shares of Common Stock in excess of the Ownership Limitation at 5:00 p.m. on December 1, 2022, such Holder shall have the right to exercise any Warrants (and receive the related shares of Common Stock) received by such Holder in connection with the Warrant Distribution, but only to the extent such Holder’s receipt of such shares of Common Stock is permitted by a waiver in effect at such time that constitutes “Prior Approval of the Company” under the Company Plan. No consideration or repayment will be made to any Holder as a result of an inability to exercise a Warrant in whole or in part because of such ownership limitations.

(b) Any exercise of Warrants contrary to the Section 3.08(a) shall be void ab initio to the extent of such violation.

(c) The Company will publish the total number of issued and outstanding shares of Common Stock (less shares held by subsidiaries of the Company) on its website and with the Warrant Agent weekly while Warrants remain outstanding.

Section 3.09 Adjustments of Prices. Whenever any provision of this Warrant Agreement requires the Calculation Agent to calculate the average of the daily VWAPs or the Market Prices over a span of multiple days (including, without limitation, for determining the Average Market Price), the Calculation Agent shall make appropriate adjustments, if any, to each to account for any adjustment to the Warrant Shares Per Warrant that becomes effective, or any event requiring an adjustment to the Warrant Shares Per Warrant where the Ex-Date or effective date, as the case may be, of the event occurs, at any time during or after the period when the daily VWAPs or the Market Prices are to be calculated.

Article IV

Adjustment and Notice Provisions

Section 4.01 Adjustments.

Subject to the provisions of this Article IV, the Implied Per Share Exercise Price and the Warrant Shares Per Warrant shall be subject to adjustment, without duplication, as follows, except that the Company shall not make any such adjustments if each Holder has the opportunity to participate, at the same time and upon the same terms as holders of the shares of Common Stock and solely as a result of holding the Warrants in any of the transactions described in this Section 4.01, without having to exercise such Holder’s Warrants, as if such Holder held a number of shares of Common Stock equal to the product (rounded down to the nearest whole multiple of a share of Common Stock) of (i) the Warrant Shares Per Warrant in effect on the record date for such transaction and (ii) the number of Warrants held by it on such record date:

(a) Stock Dividends, Splits, Subdivisions, Reclassifications and Combinations. If the Company shall (i) exclusively issue shares of Common Stock to all or substantially all holders of Common Stock as a dividend or distribution on shares of the Common Stock, (ii) subdivide or reclassify the issued and outstanding shares of Common Stock into a greater number of shares, or (iii) combine, consolidate or reclassify the issued and outstanding shares of Common Stock into a smaller number of shares then, in such event:

(i) the Warrant Shares Per Warrant in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution or the effective date of such subdivision, combination, consolidation or reclassification shall be adjusted by multiplying such Warrant Shares Per Warrant by a fraction, the numerator of which is the number of Common Stock outstanding immediately after giving effect to such dividend, distribution, subdivision, combination, consolidation or reclassification, as applicable, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Date or effective date, as applicable (before giving effect to any such dividend, distribution, subdivision, consolidation, combination or reclassification, as applicable); and

(ii) the Implied Per Share Exercise Price in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution or the effective date of such subdivision, consolidation, combination or reclassification shall be adjusted based on the following formula:

X1 = WS0 x X0 / WS1

where:

X0	=

the Implied Per Share Exercise Price in effect immediately prior to the open of business on the Ex-Date or effective date, as the case may be, for the dividend distribution, subdivision, consolidation, combination or reclassification giving rise to the adjustment;

X1	=	the Implied Per Share Exercise Price in effect immediately after the open of business on such Ex-Date or effective date, as applicable;

WS0	=	the Warrant Shares Per Warrant in effect immediately before such adjustment; and

WS1	=	the adjusted Warrant Shares Per Warrant as determined pursuant to clause (a)(i).

Any adjustment made under this clause (a) shall become effective immediately after the open of business on such Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision, consolidation, combination or reclassification, as applicable. If an adjustment to the Implied Per Share Exercise Price and the Warrant Shares Per Warrant is made in respect of any dividend or distribution of the type described in this clause (a) but such dividend or distribution is not so paid or made, the Implied Per Share Exercise Price and the Warrant Shares Per Warrant shall be readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Implied Per Share Exercise Price and Warrant Shares Per Warrant that would then be in effect had no such adjustment been made.

(b) Other Distributions and Spin-Offs.

(i) Distributions Other than Spin-Offs. If the Company makes a distribution to all or substantially all holders of its Common Stock, of its Capital Stock, evidences of indebtedness, other assets or property of the Company, or rights, options or warrants to acquire its Capital Stock or other securities, excluding:

(1) any dividends or distributions described in clause (a) above;

(2) any dividends or distributions paid exclusively in cash described in clause (c) below;

(3) any dividends or distributions in connection with a business combination, reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in the change in the securities or property receivable upon the exercise of a warrant as described in Section 4.03;

(4) any rights issued pursuant to a shareholders’ rights plan adopted by the Company, other than as described in clause (d); and

(5) any Spin-Offs described below in Section 4.01(b)(ii);

then the Implied Per Share Exercise Price shall be decreased based on the following formula:

X1 = X0 × (SP0 - FMV) / SP0

where:

X0	=	the Implied Per Share Exercise Price in effect immediately prior to the open of business on the Ex-Date for such distribution;

X1	=	the Implied Per Share Exercise Price in effect immediately after the open of business on the Ex-Date for such distribution;

SP0	=

the arithmetic average of the Market Prices of the Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such distribution; and

FMV	=	the Fair Market Value, as of such Ex-Date, of the shares of Capital Stock, evidences of indebtedness, assets or property of the Company, cash, rights or warrants.

the Warrant Shares Per Warrant shall be increased based on the following formula:

WS1 = WS0 × X0 / X1

where:

X0	=	the Implied Per Share Exercise Price in effect immediately prior to the open of business on the Ex-Date for such distribution;

X1	=	the adjusted Implied Per Share Exercise Price in effect immediately after the open of business on the Ex-Date for such distribution as determined pursuant to this clause (b)(i);

WS0	=	the Warrant Shares Per Warrant in effect immediately prior to the open of business on the Ex-Date; and
WS1	=	the Warrant Shares Per Warrant in effect immediately after the open of business on the Ex-Date

Any adjustment to the Implied Per Share Exercise Price and Warrant Shares per Warrant under this clause (b)(i) shall be made immediately after the open of business on the Ex-Date for such distribution.

(ii) Spin-Offs. With respect to an adjustment pursuant to this clause (b) where there has been a payment of a dividend or other distribution by the Company to all or substantially all holders of its Common Stock in shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the

Company that will be, upon distribution, listed or quoted on a U.S. national or regional securities exchange (a “Spin-Off”), the Warrant Shares Per Warrant shall be increased based on the following formula:

WS1 = WS0 × (FMV + SP) / SP

where:

WS0 = the number of Warrant Shares Per Warrant in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;

WS1= the number of Warrant Shares Per Warrant in effect immediately after the open of business on the Ex-Date of the Spin-Off;

FMV = the arithmetic average of the Market Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately following, and including, the Ex-Date for such Spin-Off (such period, the “Valuation Period”); and

SP = the arithmetic average of the Market Prices of the Common Stock on each Trading Day comprised in the Valuation Period.

the Implied Per Share Exercise Price in effect immediately prior to the open of business for the Ex-Date for the Spin-Off shall be decreased based on the following formula:

X1 = X0 × WS0 / WS1

where:

X0 = the Implied Per Share Exercise Price in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;

X1 = the Implied Per Share Exercise Price in effect immediately after the open of business on the Ex-Date of the Spin-Off;

WS0 = the Warrant Shares Per Warrant in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;

WS1 = the adjusted Warrant Shares Per Warrant in effect immediately after the open of business on the Ex-Date of the Spin-Off as determined pursuant to this clause (b)(ii).

Any adjustment to the Implied Per Share Exercise Price and number of Warrant Shares Per Warrant under this clause (b)(ii) shall be made immediately after the close of business on the last day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Date for the Spin-Off.

If an adjustment to the Implied Per Share Exercise Price and the Warrant Shares Per Warrant is made in respect of any distribution of the type described in this clause (b) but such distribution is not so made, the Implied Per Share Exercise Price and Warrant Shares Per Warrant shall be readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Implied Per Share Exercise Price and Warrant Shares Per Warrant that would then be in effect had no such adjustment been made.

(c) Cash Dividends or Distributions. If any cash dividend or distribution is paid to all or substantially all holders of Common Stock, then:

(i) the Warrant Shares Per Warrant shall be increased based on the following formula:

WS1 = WS0 × SP0 / (SP0 - C)

where:

SP0 = the arithmetic average of the Market Prices of the Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such dividend or distribution;

C = the amount in cash per share the Company distributes to holders of the Common Stock;

WS0 = the Warrant Shares Per Warrant in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

WS1 = the Warrant Shares Per Warrant in effect immediately after the open of business on the Ex-Date for such dividend or distribution; and

(ii) the Implied Per Share Exercise Price payable upon exercise of the Warrants shall be decreased based on the following formula:

X1 = X0 × WS0 / WS1

where:

X0 = the Implied Per Share Exercise Price in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

X1 = the Implied Per Share Exercise Price in effect immediately after the open of business on the Ex-Date for such dividend or distribution;

WS0 = the Warrant Shares Per Warrant in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution; and

WS1 = the adjusted Warrant Shares Per Warrant in effect immediately after the open of business on the Ex-Date for such dividend or distribution as determined pursuant to this clause (c);

Any increase made under this clause (c) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If an adjustment to the Implied Per Share Exercise Price and the Warrant Shares Per Warrant is made in respect of any dividend or distribution of the type described in this clause (c) but such dividend or distribution is not so paid, the Implied Per Share Exercise Price and Warrant Shares Per Warrant shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to be the Implied Per Share Exercise Price and Warrant Shares Per Warrant that would then be in effect had no such adjustment been made.

(d) Shareholder Rights Plan. If the Company has a shareholder rights plan, including the Company Plan, in effect upon exercise hereof, each share of Common Stock, if any, issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exercise, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan so that the Holders of Warrants would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon exercise, the Warrant Shares Per Warrant and the Implied Per Share Exercise Price shall be adjusted at the time of separation as if the Company had made a distribution to all holders of its Common Stock as provided in Section 4.01(b), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(e) Other Adjustments. In addition, the Company may, but shall not be required to, make such decreases in the Implied Per Share Exercise Price (and a proportional increase in the number of Warrant Shares Per Warrant), in addition to those required by this Section 4.01, as the Board of Directors considers to be advisable for any reason, including, without limitation, in order to avoid or diminish any income tax to any holders of Common Stock or to any Holders of Warrants resulting from any dividend or distribution of shares or from any event treated as such for income tax purposes or for any other reason.

Section 4.02 Calculation of Adjustments; Timing of Issuance of Additional Warrant Shares Upon Certain Adjustments; Adjustment Rules.

(a) All calculations under Section 4.01 shall be made by the Calculation Agent to the nearest one-tenth (1/10th) of a cent (with 1/20th of a cent being rounded upwards) or to the nearest one-hundredth (1/100th) of a share of Common Stock (with 1/200th of a share of Common Stock being rounded upwards). Any provision of Section 4.01 to the contrary notwithstanding, no adjustment to the Implied Per Share Exercise Price or Warrant Shares Per Warrant shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a share of Common Stock, or more.

(b) Notwithstanding anything to the contrary in this Warrant Agreement or the Warrants, (i) if the provisions of Section 4.01 shall require that an adjustment be made to the Warrant Share Per Warrant in respect of any distribution or other relevant event, and the shares of

Common Stock issuable in respect of any exercise are entitled to participate in such distribution or other relevant event, such adjustment shall not be given effect for the purpose of such exercise of Warrants and (ii) if the Exercise Date in respect of any exercise of Warrants falls after the record date for any Spin-Off and on or before the last day of the relevant Valuation Period, delivery of the shares of Common Stock issuable (or amount of cash payable, as applicable) pursuant to such exercise shall occur as soon as practicable after the last day of such Valuation Period.

(c) Any adjustments pursuant to Section 4.01 shall be made successively whenever an event referred to therein shall occur. Notwithstanding anything to the contrary in this Warrant Agreement or the Warrants, if an adjustment to the Implied Per Share Exercise Price made under Section 4.01 would reduce the Implied Per Share Exercise Price to an amount below the par value of the Common Stock, then such adjustment to the Implied Per Share Exercise Price shall reduce (or, where applicable, maintain) the Implied Per Share Exercise Price to be equal to the par value of the Common Stock (without rounding), and the adjustment to the Warrant Shares Per Warrant in respect of the event giving rise to such adjustment to the Implied Per Share Exercise Price shall increase (or, where applicable, maintain) the Warrant Shares Per Warrant to be equal to the Exercise Price divided by the par value of the Common Stock (without rounding).

Section 4.03 Business Combinations and Reorganizations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 4.01), the Holder’s right to receive Warrant Shares upon exercise of a Warrant shall be converted into the right to exercise a Warrant to acquire, per each Warrant, the number of shares or other securities or property (including cash) that a number of shares of Common Stock equal to the Warrant Shares Per Warrant (in effect at the time of such Business Combination or reclassification) immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification (the amount of such shares, other securities or property in respect of a share of Common Stock being herein referred to as a “Unit of Reference Property”); and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be achievable, to the Holder’s right to exercise such Warrant in exchange for a Unit of Reference Property pursuant to this paragraph. If the Business Combination causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the Unit of Reference Property into which the Warrants will be exercisable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock.

Section 4.04 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article IV, the Company shall cause notice of such adjustment to be delivered to the Warrant Agent within 20 Business Days following the effective date of such adjustment, such notice to include in reasonable detail (i) the reason for the adjustment, (ii) the computation of any adjustments, and (iii) the new or amended exercise terms, including, as applicable, the number of Warrant Shares Per Warrant, the Implied Per Share Exercise Price or the number of shares or the Units of Reference Property purchasable upon exercise of each Warrant after giving effect to such adjustment. The calculations, adjustments and determinations included in the Company’s notice shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the

Calculation Agent and the Holders. The Warrant Agent shall be entitled to rely on such notice and any adjustment therein contained and the Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such notice. The Warrant Agent shall have no obligation under any section of this Agreement to determine whether an adjustment is required or to calculate any of the adjustments set forth herein. The Warrant Agent shall within fifteen (15) days after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform the mailing) cause a similar notice to be delivered to each Holder.

Section 4.05 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Warrant Shares Per Warrant as are stated in any Warrant Certificates issued prior to such adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed. For the avoidance of doubt, no change to the Warrant Certificate as a result of an adjustment pursuant to this Article IV shall require the consent of the Holders of the Warrants or the Warrant Agent.

Article V

Registration of Warrant Shares

Section 5.01 Effectiveness of Registration Statement. The Company shall use commercially reasonable efforts to cause a shelf registration statement (including, at the Company’s election, an existing registration statement or a replacement thereof), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the “Common Stock Shelf Registration Statement”) to, subject to certain exceptions, (i) become effective as promptly as reasonably practicable after the date of this Agreement and (ii) remain effective until the earlier of (x) such time as all Warrants have been exercised and (y) the earlier of the Expiration Date and the Redemption Date. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of the Common Stock Shelf Registration Statement. For the avoidance of doubt, no Warrants shall be exercisable at any time until a Common Stock Shelf Registration Statement becomes effective. Notwithstanding the foregoing, if a Common Stock Shelf Registration Statement covering the issuance of the Warrant Shares at the time of exercise of any Warrants is not effective or a prospectus relating thereto is not current, the Holders will be able to exercise their Warrants only on a net share settled basis by surrendering their Warrants in exchange for shares of Common Stock as described in Section 3.05(c) pursuant to the exemption from the registration requirements of the Securities Act under Section 3(a)(9). In such a scenario, the Warrants may not be exercised for cash or Designated Notes but just for the Warrant itself.

Section 5.02 Suspension. The Company shall be entitled to suspend the availability of the Common Stock Shelf Registration Statement from time to time if the Board of Directors determines in the exercise of its reasonable judgment that such suspension is necessary and provides notice that such determination was made to the Holders of the Warrants; provided, however, that (i) if the Company exercises such right in the 90 consecutive-day period immediately prior to the earlier of the Expiration Date and the Redemption Date, the Expiration Date or the Redemption Date, as the case may be, shall be delayed by the number of days during such 90-day period for which the availability of the Common Stock Shelf Registration Statement was suspended and (ii) in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

Section 5.03 [reserved]

Section 5.04 Expenses. Subject to Section 2.04(c)(ii), all expenses incident to the Company’s performance of or compliance with its obligations under this Article V relating to the issuance of the Warrant Shares will be borne by the Company, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company with the prior written consent of the Company in preparing or assisting in preparing, printing and distributing the Common Stock Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article V, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company.

Section 5.05 Delivery of Documents to Holders. The Warrant Agent agrees that concurrently with the issuance of Warrant Shares to any Holder and upon exercise of Warrants by any Holder, the Warrant Agent shall (unless otherwise instructed by the Company) deliver a prospectus relating to the Warrant Shares (a “Prospectus”) to such Holder or such other notice or communication regarding the Warrants or the Warrant Shares as the Company may instruct. The Company shall furnish to the Warrant Agent sufficient copies of such Prospectus or such other notice or communication to satisfy this obligation.

Article VI
Redemption

Section 6.01 Redemption. At its sole option, the Company may elect to redeem, the Warrants at any time on not less than 20 calendar days’ notice at a price of 1/10 of $0.01 per Warrant (the “Redemption Price”).

Section 6.02 Redemption Notice. In case the Company exercises its right to redeem all the Warrants pursuant to Section 6.01, it shall fix a date for redemption (the “Redemption Date”) and shall issue a press release giving notice of such redemption (the “Redemption Notice”) not less than 20 calendar days prior to the Redemption Date. The Redemption Date must be a Business Day. The Redemption Notice, if issued in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Redemption Notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) that on the Redemption Date, the Redemption Price will become due and payable with respect to each

Warrant, and (iv) that Holders may exercise their Warrants until 5:00 p.m. New York City time on the Business Day immediately preceding the Redemption Date. A Redemption Notice shall be irrevocable.

Section 6.03 Payment of Redeemed Warrants. Prior to the open of business on the Redemption Date, the Company shall deposit with the Warrant Agent an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Warrants outstanding on the Redemption Date. Subject to receipt of funds by the Warrant Agent, payment for the Warrants to be redeemed shall be made on the Redemption Date. The Warrant Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Article VII

Warrant Agent

Section 7.01 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

Section 7.02 Rights and Duties of Warrant Agent.

(a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants. All fees and expenses due the Warrant Agent shall be paid to the Warrant Agent by the Company. The Warrant Agent shall have no duty to determine which costs, if any, under this Agreement shall be borne by the Holders or by the Company.

(b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith (which bad faith must be determined by a final non-appealable judgment of a court of competent jurisdiction) and in accordance with the advice of such counsel.

(c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the Warrant Shares Per Warrant or the Implied Per Share Exercise Price , or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same, or with respect to any new exercise terms, or with respect to calculations of any adjustments or any amounts due in connection with any exercise of the Warrants (including through the exercise by payment in any series of Designated Notes). The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock upon the surrender of any Warrant Certificate for the purpose of exercise.

Section 7.03 Individual Rights of Warrant Agent. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become peculiarly interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 7.04 Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

Section 7.05 Compensation and Indemnity.

(a) Compensation. The Company agrees that the Warrant Agent is entitled, from time to time, to reasonable compensation for its services as agreed in accordance with a fee schedule to be mutually agreed upon and to reimbursement for reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel as agreed.

(b) Indemnity. The Company shall indemnify and hold harmless the Warrant Agent, its officers, directors, agents and counsel against any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct or gross negligence on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement (which willful misconduct or gross negligence must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct or gross negligence (which willful misconduct or gross negligence must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(c) Company Instructions. From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of the Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Warrant Agent (i) in reliance upon any Company instructions or (ii) upon the advice or opinion of such counsel (in which case, the Warrant Agent will provide advance notice to the Company if it will not take an action required by this Agreement because of the advice or option of such counsel). The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

(d) Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. The limitations of liability in this Section 7.05(d) shall not apply with respect to liability arising from willful misconduct of the Warrant Agent (which willful misconduct must be determined by a final, non-appealable judgement of a court of competent jurisdiction).

(e) Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(f) Survival. The Company’s obligations pursuant to this Section 7.05 shall survive the termination of this Agreement or the resignation or removal of the Warrant Agent.

Section 7.06 Successor Warrant Agent.

(a) Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder (which may include the Company) until all the Warrants have been exercised or are no longer exercisable.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than thirty (30) days after the date on which such notice is given unless the Company otherwise agrees in writing. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than thirty (30) days after such notice is given unless the Warrant Agent otherwise agrees in writing.

(c) The Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

(d) Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Successor by Merger. Any entity into which the Warrant Agent hereunder may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the Parties.

Section 7.07 Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services rendered under this Agreement shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with “Tier 1” capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 7.08 Delivery of Exercise Price. The Warrant Agent shall forward funds received for warrant exercises in a given month by the fifth (5th) Business Day of the following month by wire transfer to an account designated by the Company.

Section 7.09 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 7.10 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 7.11 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state, or federal or national government authorities (e.g., in divorce and criminal actions); provided, that for the avoidance of doubt, this Agreement may be filed by the Company with the SEC (without including any fee information).

Article VIII

Miscellaneous

Section 8.01 Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 8.02 Rights of Holders. Holders of unexercised Warrants, as such, have no rights as shareholders and are not entitled to exercise any rights whatsoever as shareholders of the Company, including, but not limited to the rights to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the shareholders, (iii) consent to any action of the shareholders, (iv) receive notice of any other proceedings of the Company or (v) exercise any preemptive right.

Section 8.03 Amendment. This Agreement may be amended by the Parties without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or for the purpose of adding or changing any other provisions including, but not limited to, additions or changes with respect to matters or questions arising under this Agreement; provided, however, that such amendment shall not adversely affect the rights of any of the Holders in any material respect. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of any of the Holders may be made by the Parties but shall require the written consent of the Holders of a majority of the then outstanding Warrants. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, only Warrants outstanding at the time shall be considered in any such determination, and Warrants known to the Warrant Agent to be owned by the Company shall be disregarded and deemed not to be outstanding for such purpose. The Company or the Warrant Agent may set a record date for any such direction, waiver or consent and only the Holders as of such record date shall be entitled to make or give such direction, waiver or consent. Notwithstanding anything else to the contrary herein, the Company may take any of the actions described in Sections 3.02 and 3.04(h) without the consent of the Holders or the Warrant Agent or the execution of an amendment to this Agreement. Subject to the immediately preceding sentence, no supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent and the Company. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized Officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 8.03.

Section 8.04 Notices. Any notice or communication shall be in writing and delivered in Person or by email or mailed by first-class mail with overnight delivery service addressed as follows:

if to the Company:

Triumph Group, Inc.
899 Cassatt Road, Suite 210
Berwyn, PA 19312
Facsimile: (610) 251-1555
Attention: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Facsimile: (212) 735-2000
Attention: Marie Gibson and Michael J Zeidel

ConvEx Capital Markets LLC
1177 Avenue of the Americas
5th Floor
New York, New York 10036
Telephone: (833) 716 2199
Email: calculations.americas@conv-ex.com
Attention: Calculation Agency Team – New York

if to the Warrant Agent:

Computershare Trust Company, N.A.,
Computershare Inc.
150 Royall Street
Canton, MA 02021
Attention: Client Services
Facsimile: (781) 575-4210

with a copy to:

ConvEx Capital Markets LLC
1177 Avenue of the Americas 5th Floor
New York, New York 10036
Telephone: (833) 716 2199
Email: calculations.americas@conv-ex.com
Attention: Calculation Agency Team – New York

The Company or the Warrant Agent each by notice to the other may designate additional or different physical addresses or e-mail addresses for subsequent notices or communications.

Except for any notice (including a Price Condition Notice and a Redemption Notice) which may be given by issuance of a press release pursuant to the terms of this Agreement, any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Warrant Register and shall be sufficiently given if so mailed within the time prescribed. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given when sent, whether or not the addressee receives it.

Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to the Holders, such notice shall be sufficiently given to any Holder of a Warrant represented by a Global Warrant if given to the Depositary pursuant to the customary procedures of the Depositary.

Except for any notice (including a Price Condition Notice and a Redemption Notice) which provide for a shorter period pursuant to the terms of this Agreement, any notice delivered pursuant to this Agreement that restricts the ability of a Holder to exercise its Warrant not otherwise described in this Agreement shall only be effective at least five (5) Business Days after the delivery of such notice.

Issuance by the Company of a press release in accordance with its customary procedures or as prescribed by this Agreement shall satisfy any requirement to provide public notice or notice in writing or by email under this Warrant Agreement (except for notices required to be delivered to the Warrant Agent).

Section 8.05 Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT, THE WARRANTS CERTIFICATES AND THE WARRANTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANTS CERTIFICATES AND THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.06 Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 8.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. Counterparts may be delivered via facsimile, PDF, electronic mail (including any electronic signature covered by the U.S. federal ESIGN of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, including www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 8.08 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction; provided, however, that if such excluded provision shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

Section 8.09 Withholding Rights. In the event that the Company, the Warrant Agent or their agents determine that they are obligated to withhold or deduct any tax or other governmental charge under any applicable law on behalf of a Holder (whether upon the distribution of the Warrants under this Agreement, upon any adjustment made pursuant to Article IV, upon exercise or otherwise), the Company, the Warrant Agent or their agents shall be entitled, but not obligated, to deduct and withhold such amount by withholding a portion or all of the Warrants or Warrant Shares otherwise deliverable or by otherwise using any property (including, without limitation, Warrants, Warrant Shares or cash) that would otherwise be delivered to or is owned by such Holder, in each case in such amounts as they deem necessary to meet their withholding obligations, and shall also be entitled, but not obligated, to sell all or a portion of such withheld Warrants, Warrant Shares or such other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. In such case, (i) the Company, the Warrant Agent or their agents, as applicable, shall remit to the applicable tax or other authority the required withholding amount or other charge, and (ii) any withheld amounts (and, if applicable in connection with adjustments pursuant to Article IV, other property) shall be treated for all purposes of this Agreement as having been distributed to the Holders in respect of which such deduction and withholding was made.

Section 8.10 Calculations; Calculation Agent. ConvEx Capital Markets LLC shall be the initial Calculation Agent, pursuant and subject to the terms of the Calculation Agency Agreement, dated on or about the date of this Agreement. The Calculation Agent will be responsible for making all calculations and other determinations specified to be made by it under this Warrant Agreement and the Warrants, and any calculations and determinations not so specified will be the responsibility of the Company or an Independent Advisor. All calculations and determinations will be made in good faith and, absent manifest error, such calculations and determinations will be final and binding on Holders of the Warrants and the Warrant Agent. The Company will provide with reasonable notice a schedule of the calculations and determinations made by the Company, the Calculation Agent or an Independent Advisor, as applicable, to the Warrant Agent. The Warrant Agent is entitled to rely conclusively upon the accuracy of the calculations and determinations made by the Company and the Calculation Agent without independent verification.

Section 8.11 Limited Responsibility of Calculation Agent and Independent Advisor. The Calculation Agent (and any Independent Advisor appointed in connection with the Warrants) is acting exclusively as an agent for, and upon request by, the Company. Neither the Calculation Agent (acting in such capacity) nor any Independent Advisor appointed in connection with the Warrants (acting in such capacity) shall have any relationship of agency or trust with, nor shall the Calculation Agent (acting in such capacity) nor any Independent Advisor appointed as aforesaid shall be liable to nor shall they incur any liability as against, the Holders, or the Warrant Agent.

Section 8.12 Entire Agreement. This Agreement and the Warrant Certificate contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Warrant Certificate, as it may from time to time be amended, the terms of this Agreement shall prevail. The Company shall not amend any provisions of the Warrant Certificate without the prior consent of the Warrant Agent, not to be unreasonably withheld or delayed.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Warrant Agreement to be duly executed as of the date first written above.

TRIUMPH GROUP, INC.

By: /s/ Jennifer H. Allen
Name: Jennifer H. Allen
Title: Chief Administrative Officer and Senior Vice President, General Counsel and Secretary

[Triumph – Signature Page to Warrant Agreement]

COMPUTERSHARE INC., and
COMPUTERSHARE TRUST COMPANY, N.A.,
as Warrant Agent
On behalf of both entities

By: /s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

[Triumph – Signature Page to Warrant Agreement]

EXHIBIT A

FORM OF WARRANT

[Global Securities Legend]

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.

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No. [ ] Certificate for [ ] Warrants

WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
TRIUMPH GROUP, INC.

THIS CERTIFIES THAT [ ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Triumph Group, Inc., a Delaware corporation (including any successor thereto, the “Company”) a number of shares of common stock, par value of $.001 per share, of the Company (the “Common Stock”) equal to the Warrant Shares per Warrant (which is initially one) at an exercise price of $12.35 (the “Exercise Price”), plus the number of shares of Common Stock that the Holder validly elects pursuant to the Over-Exercise Option or Over-Subscription Privilege, each as described in the Warrant Agreement. This Warrant Certificate shall terminate and become void as of the earlier of (x) 5:00 p.m., New York City time, on the Expiration Date, as subject to adjustment from time to time as described in the Warrant Agreement, (y) upon payment of the Redemption Price on the Redemption Date, (z) or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of December 19, 2022 (the “Warrant Agreement”), between the Company and Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent, Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

This Warrant is redeemable at the option of the Company on not less than 20 calendar days’ notice (any such date of redemption, the “Redemption Date”) at a price of 1/10 of $0.01 per Warrant.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part no later than 5:00 p.m., New York City time, on any Business Day (the “Exercise Date”), in accordance with Section 3.04 of the Warrant Agreement; provided however, that no Warrant shall be exercisable after the earlier of (x) 5:00 p.m. New York City time on the Expiration Date and (y) 5:00 p.m. New York City time on the Business Day prior to the Redemption Date.

2

If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding Business Day. If a notice of Exercise of Warrants is received or deemed to be received after the earlier of (x) 5:00 p.m. New York City time on the Expiration Date and (y) 5:00 p.m. New York City time on the Business Day prior to the Redemption Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.

Notwithstanding the foregoing, holders of Warrants will be able to exercise their Warrants only if the Common Stock Shelf Registration Statement relating to the Warrant Shares is effective and not subject to suspension pursuant to the Warrant Agreement and such securities are qualified for sale or exempt from qualification under the applicable securities laws of any relevant states or other jurisdictions;

Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants. If any fraction of a Warrant Share would be issuable upon the exercise of Warrants, the Company shall round down the total number of shares of Common Stock to be issued to the relevant Holder to the nearest whole number.

All Warrant Shares shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Holders of Warrants do not have any rights as a stockholder with respect to the shares of Common Stock issuable upon exercise of the warrants prior to the time such warrants are validly exercised, and the exercise price is paid.

[Signature page follows]

3

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

TRIUMPH GROUP, INC.

By:
Name:
Title:

DATED: December , 2022

Countersigned:

COMPUTERSHARE INC., and
COMPUTERSHARE TRUST COMPANY, N.A.,
as Warrant Agent
On behalf of both entities

By: __________________________
Authorized Signatory

4

FORM OF ELECTION TO PURCHASE WARRANT SHARES

(to be executed only upon exercise of Warrants)

TRIUMPH GROUP INC.

The undersigned hereby irrevocably elects to exercise the number of Warrants set forth below, each of which entitles the holder to acquire a number of shares of Common Stock, par value $0.001 per share, of Triumph Group, Inc. equal to the Warrant Shares Per Warrant, at an exercise price of $12.35 per Warrant, and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders all right, title and interest in the number of Warrants exercised hereby to Triumph Group, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto. If other than the registered holder of the Warrants, the undersigned must pay all transfer taxes, assessments or similar governmental charges in connection with any exercise of such Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. For the protocol for exercise of Warrants with payment in Designated Notes or exercise of Over-Subscription Privilege, see Exhibit B or C of the Warrant Certificate, respectively.

The undersigned hereby represents and warrants that (each Holder must choose one):

☐ upon the exercise of the number of Warrants listed below the Holder shall not Beneficially Own 4.9% or more of the then issued and outstanding Common Stock; or
☐ (i) the Holder Beneficially Owned 4.9% or more of the then issued and outstanding Common Stock at 5:00 p.m. on December 1, 2022, (ii) upon the exercise of the Warrants listed below, the Holder shall have exercised only the Warrants that it received directly from the Company in the Warrant Distribution, and (iii) the Holder’s receipt of shares of Common Stock pursuant to the exercise of such Warrants is permitted by a waiver in effect at 5:00 p.m. on December 1, 2022 that constitutes “Prior Approval of the Company” under the Company Plan.

Any attempted exercise of a Warrant contrary to the immediately preceding sentence shall be void ab initio to the extent that such exercise violates the preceding sentence.

Method of exercise:	☐	wire transfer of immediately available funds; or
	☐	surrendering Designated Notes[1]

A. Number of Warrants exercised hereby: _____________

________________________

[1]	If you are paying the Exercise Price of the Warrants by surrendering Designated Notes, please fill in the information below in the section "Designated Notes used to pay the Exercise Price."

5

B. If Exercise Date is prior to 5:00 p.m. New York City time on the Over-Exercise Termination Date, the Number of Warrants for which the Over-Exercise Option is exercised: _____________

C. If Exercise Date is after 5:00 p.m. New York City Time on the Over-Exercise Termination Date and prior to 5:00 p.m. on the Business Day immediately preceding the Redemption Date or the Expiration Date, the maximum number of shares of Common Stock Holder subscribes for pursuant to the Over-Subscription Privilege:________________

Number of shares of Common Stock Beneficially Owned prior to the exercise of the Warrants hereby: _____________

Number of shares of Common Stock Beneficially Owned upon the exercise of the Warrants hereby, including any shares of Common Stock owned upon exercise of the Over-Exercise Option and assuming maximum number of shares of Common Stock requested pursuant to Over-Subscription Privilege are issued: ____________

Date: _____________
(Name of Owner)
(Signature of Owner)[2]
(Street Address)
(City) (State) (Zip Code)

(i) If a Holder has elected to purchase Under-Subscribed Shares pursuant to the Over-Subscription Privilege, Holder hereby agrees with the Company that, in the event and to the extent that such Holder’s Over-Subscription Privilege election is satisfied, the Holder will deliver concurrently with delivery of this Election Form payment by check payable to the order of the Company or by wire transfer of immediately available funds to an account of the Company (as designated by the Company by notice in writing to the Holders pursuant to Section 8.04) equal to the Elected Over-Subscription Shares Amount. Any excess payments received, including payments for additional shares of Common Stock a Holder requested to purchase pursuant to the Over-Subscription Privilege but which were not allocated to such Holder, will be returned, without interest, promptly following the settlement date for exercises of Warrants during the Over-Subscription Period.

________________________

[2]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

6

Securities to be issued to:

If held in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive or uncertificated form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Holder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Designated Notes used to pay the Exercise Price (only applicable if exercised on or prior to Early-Exercise Termination Date):

If held in book-entry form through the Depositary:

7

DTC Participant Name	DTC Participant Number	Interest rate and maturity date of the applicable series of Designated Notes	CUSIP	Principal Amount of such Designated Notes surrendered

8

FORM OF WARRANT TRANSFER

For value received, the undersigned hereby sells, assigns and transfers unto the right to purchase [ ] Warrant Shares representing shares of Common Stock, par value $0.001 per share, of Triumph Group, Inc. (the “Company”) pursuant to the attached Warrant Certificate and does hereby irrevocably constitute and appoint attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Company with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant Certificate evidencing such transfer and to issue to the undersigned a new Warrant Certificate evidencing the right to purchase Warrant Shares for the balance not so transferred, if any.

Date: _____________

(Signature of Owner)[3]
(Street Address)
(City) (State) (Zip Code)
Medallion Guarantee by:

Name in which new Warrant(s) should be registered:

(Name)
(Street Address)
(City) (State) (Zip Code)
(social security or identifying number)

________________________

[3]

The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be medallion guaranteed by an eligible guarantor institution.

9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY4

The initial number of Warrants represented by the Global Warrants is [ ].

The following increases or decreases in this Global Security have been made:

Date of Exercise or Exchange	Decrease in number of Warrants in this Global Warrant Certificate	Increase in number of Warrants in this Global Warrant Certificate	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

________________________

[4]	To be included only if Warrants are in global form.

10

EXHIBIT B

Protocol for Exercise of Warrants with Payment in Designated Notes

1. The Holder shall deliver the applicable form of election included in Exhibit A to the Warrant Agent, along with a statement in writing that the Holder desires to tender payment for the exercise of the Warrant(s) in cash or in any series of Designated Notes.

2. The Holder or the relevant Agent Member shall use the Depositary’s DWAC system to withdraw the Holder’s beneficial interest in the Warrants being exercised and the Designated Notes being surrendered from their book-entry accounts with the Depositary and to transfer such Warrants to the Warrant Agent and to transfer such Designated Notes to the applicable indenture trustee under the indenture governing the terms of such Designated Notes. If the Designated Notes being surrendered are not held in global form through the Depositary, then such Designated Notes shall be transferred to the applicable indenture trustee pursuant to the applicable procedures of the indenture trustee, registrar or transfer agent, as applicable, under the indenture governing the terms of such Designated Notes.

3. Upon confirmation by the Company to the Warrant Agent that the aggregate principal amount of the Designated Notes surrendered by the Holder is sufficient to pay for the Exercise Price multiplied by the number Warrants exercised thereby, the Warrant Agent shall provide the Depositary with any confirmations or acknowledgments reasonably necessary for the transfers described in 2 above to occur. The relevant indenture trustee will approve the DWAC from the Holder pursuant to instructions by the Company to the trustee.

4. Following the transfers of the Designated Notes and Warrants described above, the Warrant Agent shall transfer the Warrant Shares pursuant to the exercise of the Warrants to the relevant Agent Member through the Depositary’s DWAC system pursuant to Article III of the Warrant Agreement.

5. All Warrants and Designated Notes transferred to the Warrant Agent or indenture trustee, as applicable, pursuant to this protocol shall be cancelled. The relevant trustee will receive written instructions from the Company to accept the DWACs from the Holders.

6. All principal amounts of the Designated Notes surrendered pursuant to this protocol in excess of the Exercise Price multiplied by the number of Warrants exercised thereby shall be forfeited to the Company by the Holder surrendering such Designated Notes and shall not be refunded to such Holder.

7. An amount equal to the accrued and unpaid interest from the last interest payment date on any Designated Notes surrendered pursuant to this protocol to but excluding the Exercise Date for the Warrants being exercised shall be paid to the Holder upon settlement of the exercise of such Warrant, except as provided in the last sentence of this paragraph. Notwithstanding the foregoing, if a Designated Note is surrendered after a record date and on or before the immediately succeeding interest payment date with respect to such Designated Note, interest will not be paid pursuant to the foregoing sentence but interest will be paid with respect to the principal balance of the Designated Note as of the record date in accordance with the applicable indenture for such Designated Note.

1

EXHIBIT C

Protocol for Exercise of Over-Subscription Privilege

1. The Holder shall deliver the applicable form of election included in Exhibit A to the Warrant Agent, along with a statement in writing that the Holder desires to exercise Warrant(s) and elect to purchase Under-Subscribed Shares pursuant to the Over-Subscription Period.

2. The Holder or the relevant Agent Member shall use the Depositary’s DWAC system to withdraw the Holder’s beneficial interest in the Warrants being exercised from their book-entry accounts with the Depositary and to transfer such Warrants to the Warrant Agent.

3. The Holder will make payment of the Exercise Price and Elected Over-Subscription Shares Amount in cash as instructed by the Warrant Agent. The Warrant Agent shall provide the Depositary with any confirmations or acknowledgments reasonably necessary for the transfers described in 2 above to occur.

4. Following the transfers of Warrants described above, the Warrant Agent shall transfer the Warrant Shares pursuant to the exercise of the Basic Warrant Subscription Right as promptly as practicable after the relevant Exercise Date and any shares of Common Stock allocated to the applicable Holder pursuant to the Over-Subscription Privilege as promptly as practicable after the Over-Subscription Deadline, in each case to the relevant Agent Member through the Depositary’s DWAC system pursuant to Article III of the Warrant Agreement.

5. All Warrants transferred to the Warrant Agent or pursuant to this protocol shall be cancelled.

1